Exhibit 99.2

Earnings Release and Supplemental Information

Quarter Ended March 31, 2013

Table of Contents

Overview
Earnings Release	3
Company Profile	8
Summary of Financial Data	10

Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Operations	12
Reconciliations of Net Income to FFO, AFFO and EBITDA	13

Operating Portfolio
Operating Properties	14
Leasing Statistics	15
Geographic Diversification and 10 Largest Customers	17

Development Summary and Capital Expenditures	18

Capital Structure
Market Capitalization and Debt Summary	19
Interest Summary and Debt Covenants	20

2013 Guidance	21

Appendix	23

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

CoreSite Reports FIRST QUARTER RESULTS

DENVER, CO – April 24, 2013

CoreSite Realty Corporation (NYSE: COR), provider of powerful, network-dense data center campuses and the CoreSite Mesh, which enable interconnected communities of service providers and enterprises, today announced financial results for the first quarter ended March 31, 2013.

Quarterly Highlights

•            Reported first-quarter funds from operations (“FFO”) of $0.41 per diluted share and unit, representing a 13.9% increase over the prior-year quarter

•            Reported first-quarter revenue of $55.1 million, representing a 16.5% increase over the prior-year quarter

•            Executed new and expansion data center leases, representing $5.1 million of annualized GAAP rent

•            Realized rental churn of 1.1% and rent growth on signed renewals of 2.0% on a cash basis and 21.6% on a GAAP basis

•            Commenced 39,376 net rentable square feet of new and expansion leases, with GAAP annualized rent of $161 per square foot

Tom Ray, CoreSite’s Chief Executive Officer, commented, “Our first-quarter financial results reflect continuing momentum in growing our business. New and expansion data center sales volume of 42,800 square feet was 30% above our trailing 12-month average, excluding the 100,000 square-foot powered-shell build-to-suit signed in Q4-12. The GAAP rental rate on new and expansion data center sales in Q1-13 was $119 per square foot, which was below our trailing four-quarter mean, driven meaningfully by lower power density and geographic variations in the Q1-13 sales mix. Looking deeper, our Q1-13 sales also accomplished key operational goals. Specifically, we materially increased the number of customer commitments that we believe add strategic value to our platform. Further, we backfilled a significant component of recently vacated capacity and executed an anchor deployment on the newly opened third floor of our LA2 facility. Finally, we saw strong annualized interconnection growth, which we believe reflects early signs of what we target to be a more profitable sales mix.”

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Quarter Ended March 31, 2013

“We continue to expand our portfolio to support our sales funnel. During Q1 we acquired and began construction on NY2 in Secaucus, New Jersey, and commenced site construction on VA2 in Reston,” Mr. Ray continued. “In Q1-13 we also launched a new product, our Open Cloud Exchange, designed to enhance the value of our platform to enterprises and public and private clouds. We remain focused on executing our business plan targeted to increase returns on investment and believe we are well-positioned to capture growth.”

Financial Results

CoreSite reported FFO attributable to shares and units of $19.3 million for the three months ended March 31, 2013, a 17.7% increase over the same quarter of the prior year and a decrease of 2.3% on a sequential quarter basis.  The decrease results from the first full-quarter effect of preferred stock dividends since CoreSite issued the preferred stock in December 2012.  On a per diluted share and unit basis, FFO increased 13.9% to $0.41 for the three months ended March 31, 2013, as compared to $0.36 per diluted share and unit for the three months ended March 31, 2012.  Total operating revenue for the three months ended March 31, 2013, was $55.1 million, a 16.5% increase over the same quarter of the prior year.  The company reported net income for the three months ended March 31, 2013, of $6.2 million and net income attributable to common shares of $1.8 million, or $0.09 per diluted share.

Sales Activity

First quarter data center lease commencements totaled 39,376 NRSF at a weighted average GAAP rental rate of $161 per NRSF, which represents $6.3 million of annualized GAAP rent.

The first quarter rental churn rate was 1.1%. Rental churn is calculated based on the annualized rental revenue of leases terminated in the period compared with total annualized rental revenue at the beginning of the period. Renewal leases totaling 47,598 NRSF commenced in the first quarter at a weighted average GAAP rate of $103 per NRSF, reflecting a 2.0% increase in rent on a cash basis and a 21.6% increase on a GAAP basis.  The renewals include a 22,000 NRSF powered shell lease. Excluding this lease, the weighted average GAAP rate was $137 per NRSF

CoreSite executed new and expansion data center leases representing $5.1 million of annualized GAAP rent during the quarter, comprised of 42,799 NRSF at a weighted average GAAP rate of $119 per NRSF.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Quarter Ended March 31, 2013

Development and Acquisition Activity

CoreSite had 275,010 NRSF of data center space under construction at five key locations as of March 31, 2013. The projects under construction include SV4 and SV5 (San Francisco Bay), BO1 (Boston), CH1 (Chicago), VA2 (Virginia) and NY2 (New York). As of the end of the first quarter, CoreSite had incurred $67.0 million of the estimated $190.2 million required to complete these projects.

Balance Sheet and Liquidity

On January 3, 2013, CoreSite amended its credit facility by converting it to unsecured, expanding availability to $355.0 million from $225.0 million, extending its maturity to January 2017 and lowering the interest rate spread.

As of March 31, 2013, CoreSite had $111.4 million of total long-term debt equal to 6.0% of total enterprise value and equal to 1.1x annualized adjusted EBITDA for the quarter ended March 31, 2013.

At quarter end, CoreSite had $8.5 million of cash available on its balance sheet and $294.5 million of available capacity under its credit facility.

Dividend

On March 5, 2013, the company announced a dividend of $0.27 per share of common stock and common stock equivalents for the first quarter of 2013. The dividend was paid on April 15, 2013, to shareholders of record on March 28, 2013.

On the same date, the company announced a dividend of $0.62 per share of Series A preferred stock for the period December 12, 2012, to April 14, 2013. The dividend was paid on April 15, 2013, to shareholders of record on March 28, 2013.

2013 Guidance

The company is maintaining its 2013 guidance of FFO per diluted share and unit in the range of $1.72 to $1.82.

This outlook is predicated on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. Further, the guidance does not include the impact of any future financing, investment or disposition activities.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Quarter Ended March 31, 2013

Upcoming Conferences and Events

CoreSite will participate in NAREIT’s REITWeek conference from June 5, 2013, through June 7, 2013, at the Chicago Hilton in Chicago, IL.

Conference Call Details

The company will host a conference call April 24, 2013, at 1:00 p.m., Eastern time (11:00 a.m. Mountain time) to discuss its financial results, current business trends and market conditions.

The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers, or for international callers, 858-384-5517.  The passcode for the replay is 411380.  The replay will be available until May 1, 2013.

Interested parties may also listen to a simultaneous webcast of the conference call by logging on to the company’s website at www.CoreSite.com and clicking on the “Investors” tab.  The on-line replay will be available for a limited time beginning immediately following the call.

About CoreSite

CoreSite Realty Corporation (NYSE: COR) is the data center provider chosen by more than 750 of the world’s leading carriers and mobile operators, content and cloud providers, media and entertainment companies, and global enterprises to run their performance-sensitive applications and to connect and do business. CoreSite propels customer growth and long-term competitive advantage through the CoreSite Mesh by connecting the Internet, private networking, mobility, and cloud communities within and across its 14 high-performance data center campuses in nine markets in North America. With direct access to 275+ carriers and ISPs, over 180 leading cloud and IT service providers, inter-site connectivity, and the nation’s first Open Cloud Exchange that provides access to thousands of lit buildings and multiple key cloud on-ramps, CoreSite provides easy, efficient and valuable gateways to global business opportunities. For more information, visit www.CoreSite.com.

CoreSite Investor Relations Contact

+1 303.222.7276

InvestorRelations@CoreSite.com

CoreSite Media Contact

Jeannie Zaemes | CoreSite Marketing Senior Director

+1 720.446.2006 | +1 866.777.CORE

Jeannie.Zaemes@CoreSite.com

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Quarter Ended March 31, 2013

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or  maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Company Profile

The Company serves over 750 customers across more than two million square feet, including space held for development, and provides access to over 275 network service providers.

The Company updated its nomenclature used to reference its property portfolio. Included below is a reconciliation between the new Supplemental nomenclature to the nomenclature found in previous Supplementals.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Company Profile

NYSE-traded with a strong balance sheet

•            NYSE: COR (2010); REIT status

•            Predecessor entities founded in 2000

•            Equity market cap: $1.6 billion at March 31, 2013

•            Growth capacity: 6% debt to enterprise value and 12% debt and preferred equity to enterprise value at March 31, 2013

Dense network connectivity and ecosystems

•            Over 275 network service providers

•            Over 750 customers and 15,000 cross-connects

•            Key ecosystems of customers and partners consisting of  34% networks & mobility, 25% cloud & IT service providers, 22% enterprise, 13% digital content & multimedia, and 6% systems integrators and managed services providers

•            Partner-enabled value-added services supporting cloud computing

Scalable, broad platform in Tier-1 markets

•            14 operating data centers, 3 data centers under construction

•            9 top North American markets located in network, financial, cloud and commerce hubs

•            2+ million gross square feet

•            Ability to nearly double data center footprint on land and buildings currently owned

•            300+ employees

Product, services & operational excellence

•            Cabinet, standard or custom cage, computer rooms

•            Cross-connects, Any2 Internet Exchange, Cloud Exchange – Ethernet

•           Breakered and metered power

•           Six 9s uptime since 2010

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Summary of Financial Data

(in thousands, except share, per share and NRSF data)

	Three Months Ended:

Summary of Results	March 31, 2013	December 31, 2012	March 31, 2012
Operating revenues	$55,091	$55,252	$47,284
Net income	6,195	4,578	1,343
Net income attributable to common shares	1,849	1,862	600

Funds from operations (FFO) attributable to common shares and OP units	19,253	19,704	16,351
Adjusted funds from operations (AFFO)	17,707	16,169	12,714
Earnings before interest, taxes, depreciation and amortization (EBITDA)	22,754	22,272	17,695
Adjusted EBITDA	24,754	24,168	20,014

Per share - diluted:
Net income attributable to common shares	$0.09	$0.09	$0.03
FFO per common share and OP unit	$0.41	$0.42	$0.36

			As of:
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Dividend Activity
Dividends declared per common share and OP unit	$0.27	$0.27	$0.18	$0.18	$0.18
FFO payout ratio	66%	64%	45%	48%	51%

Operating Portfolio Statistics
Operating data center properties	14	14	14	14	12
Operating data center NRSF	1,208,365	1,208,365	1,196,571	1,193,321	1,105,180
Data center NRSF occupied	963,442	930,245	922,018	889,288	899,322
Data center % occupied	79.7%	77.0%	77.1%	74.5%	81.4%

Market Capitalization, Debt & Preferred Stock
Total enterprise value	$1,861,410	$1,462,710	$1,406,509	$1,346,769	$1,221,002
Total debt outstanding	111,375	59,750	154,365	146,449	132,032
Total debt and preferred stock outstanding	226,375	174,750	154,365	146,449	132,032

Debt to:
Enterprise value	6.0%	4.1%	11.0%	10.9%	10.8%
Annualized Adjusted EBITDA	1.1x	0.6x	1.6x	1.7x	1.6x
Undepreciated book value of total assets	11.1%	6.3%	16.8%	16.3%	14.9%
Debt & Preferred Stock to:
Enterprise value	12.2%	11.9%	11.0%	10.9%	10.8%
Annualized Adjusted EBITDA	2.3x	1.8x	1.6x	1.7x	1.6x
Undepreciated book value of total assets	22.5%	18.4%	16.8%	16.3%	14.9%

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Consolidated Balance Sheets

(in thousands)

	As of
	March 31, 2013	December 31, 2012
Assets:
Investments in real estate:
Land	$76,227	$85,868
Building and building improvements	618,593	593,020
Leasehold improvements	89,306	85,907
	784,126	764,795
Less: Accumulated depreciation and amortization	(115,435)	(104,490)
Net investment in operating properties	668,691	660,305
Construction in progress	98,957	61,328
Net investments in real estate	767,648	721,633
Cash and cash equivalents	8,487	8,130
Restricted cash	200	468
Accounts and other receivables, net	10,108	9,901
Lease intangibles, net	16,260	19,453
Goodwill	41,191	41,191
Other assets	47,695	44,556

Total assets	$891,589	$845,332

Liabilities and equity:
Liabilities
Revolving credit facility	$52,000	$-
Mortgage loans payable	59,375	59,750
Accounts payable and accrued expenses	49,903	50,624
Deferred rent payable	5,642	4,329
Acquired below-market lease contracts, net	7,988	8,539
Prepaid rent and other liabilities	12,177	11,317
Total liabilities	187,085	134,559

Stockholders’ equity
Series A cumulative preferred stock	115,000	115,000
Common stock, par value $0.01	207	207
Additional paid-in capital	261,249	259,009
Accumulated deficit	(39,911)	(35,987)
Total stockholders’ equity	336,545	338,229
Noncontrolling interests	367,959	372,544
Total equity	704,504	710,773

Total liabilities and equity	$891,589	$845,332

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended:

	March 31, 2013	December 31, 2012	March 31, 2012
Operating revenues:
Rental revenue	$33,102	$32,113	$29,630
Power revenue	13,529	14,129	12,374
Interconnection revenue	6,572	6,369	3,655
Tenant reimbursement and other	1,888	2,641	1,625
Total operating revenues	55,091	55,252	47,284

Operating expenses:
Property operating and maintenance	14,527	15,206	14,395
Real estate taxes and insurance	2,220	2,461	2,014
Depreciation and amortization	15,949	16,336	15,461
Sales and marketing	3,789	3,389	2,129
General and administrative	7,003	7,133	6,352
Rent	4,793	4,754	4,577
Transaction costs	5	37	122
Total operating expenses	48,286	49,316	45,050

Operating income	6,805	5,936	2,234

Interest income	2	1	2
Interest expense	(439)	(1,314)	(1,018)

Income before income taxes	6,368	4,623	1,218
Income tax (expense) benefit	(173)	(45)	125

Net income	6,195	4,578	1,343

Net income attributable to noncontrolling interests	2,262	2,276	743
Net income attributable to CoreSite Realty Corporation	3,933	2,302	600
Preferred dividends	(2,084)	(440)	-
Net income attributable to common shares	$1,849	$1,862	$600

Net income per share attributable to common shares:
Basic	$0.09	$0.09	$0.03
Diluted	$0.09	$0.09	$0.03

Weighted average common shares outstanding:
Basic	20,673,896	20,607,119	20,455,875
Diluted	21,314,779	21,036,794	20,694,855

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Reconciliations of Net Income to FFO, AFFO and EBITDA

(in thousands, except share and per share data)

Reconciliation of Net Income available to FFO

	Three Months Ended:

	March 31, 2013	December 31, 2012	March 31, 2012

Net income	$6,195	$4,578	$1,343

Real estate depreciation and amortization	15,142	15,566	15,008

FFO	$21,337	$20,144	$16,351

Preferred stock dividends	(2,084)	(440)	-

FFO available to common shareholders and OP unit holders	$19,253	$19,704	$16,351

Weighted average common shares outstanding - diluted	21,314,779	21,036,794	20,694,855
Weighted average OP units outstanding - diluted	25,353,709	25,353,709	25,345,082
Total weighted average shares and units outstanding - diluted	46,668,488	46,390,503	46,039,937

FFO per common share and OP unit - diluted	$0.41	$0.42	$0.36

Reconciliation of FFO to AFFO

	Three Months Ended:

	March 31, 2013	December 31, 2012	March 31, 2012

FFO available to common shareholders and unit holders	$19,253	$19,704	$16,351

Adjustments:
Amortization of deferred financing costs	420	374	436
Non-cash compensation	1,895	1,568	747
Non-real estate depreciation	807	770	453
Straight-line rent adjustment	(92)	(720)	(1,318)
Amortization of above and below market leases	(232)	(264)	(396)
Recurring capital expenditures	(1,699)	(2,064)	(566)
Tenant improvements	(1,613)	(278)	(1,015)
Capitalized leasing commissions	(1,032)	(2,921)	(1,978)
AFFO available to common shareholders and OP unit holders	$17,707	$16,169	$12,714

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended:

	March 31, 2013	December 31, 2012	March 31, 2012

Net income	$6,195	$4,578	$1,343

Adjustments:
Interest expense, net of interest income	437	1,313	1,016
Income taxes	173	45	(125)
Depreciation and amortization	15,949	16,336	15,461
EBITDA	$22,754	$22,272	$17,695

Non-cash compensation	1,895	1,568	747
Transaction costs / litigation settlement expenses	105	328	1,572
Adjusted EBITDA	$24,754	$24,168	$20,014

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Operating Properties

(in thousands, except NRSF data)

		Stabilized Operating NRSF(1)

		Data Center(2)		Office and Light- Industrial(3)		Total		Pre- Stabilized(7)	Development(8)
Market/Facilities	Annualized Rent ($000)(4)	Total	Percent Occupied(5)	Total	Percent Occupied(5)	Total(6)	Percent Occupied(5)	Total	Total	Total Portfolio

Los Angeles
LA1*	$24,233	150,278	76.4%	7,500	45.5%	157,778	74.9%	-	7,309	165,087
LA2	12,944	159,617	81.2	6,055	72.7	165,672	80.9	31,585	236,902	434,159
Los Angeles Total	37,177	309,895	78.9	13,555	57.7	323,450	78.0	31,585	244,211	599,246

San Francisco Bay
SV1	11,328	84,045	87.9	206,255	80.2	290,300	82.4	-	-	290,300
SV2	6,092	76,676	65.5	-	-	76,676	65.5	-	-	76,676
Santa Clara Campus	18,978	119,067	84.6	71,196	91.7	190,263	87.3	16,640	289,347	496,250
San Francisco Bay Total	36,398	279,788	79.5	277,451	83.2	557,239	81.8	16,640	289,347	863,226

Northern Virginia
VA1	21,761	201,719	74.4	61,050	74.9	262,769	74.5	-	-	262,769
VA2	-	-	-	-	-	-	-	-	198,000	198,000
DC1*	2,315	22,137	80.8	-	-	22,137	80.8	-	-	22,137
Northern Virginia Total	24,076	223,856	75.1	61,050	74.9	284,906	75.0	-	198,000	482,906

Boston
BO1	10,030	148,795	91.6	13,063	31.7	161,858	86.8	-	111,313	273,171

Chicago
CH1	10,513	158,167	82.5	4,946	56.9	163,113	81.7	-	20,240	183,353

New York
NY1*	5,195	48,404	71.9	-	-	48,404	71.9	-	-	48,404
NY2	-	-	-	-	-	-	-	-	283,000	283,000
New York Total	5,195	48,404	71.9	-	-	48,404	71.9	-	283,000	331,404

Miami
MI1	1,689	30,176	56.7	1,934	100.0	32,110	59.3	-	13,154	45,264

Denver
DE1*	770	4,144	92.3	-	-	4,144	92.3	-	-	4,144
DE2*	165	5,140	70.6	-	-	5,140	70.6	-	-	5,140
Denver Total	935	9,284	80.3	-	-	9,284	80.3	-	-	9,284
Total Facilities	$126,013	1,208,365	79.7%	371,999	78.8%	1,580,364	79.5%	48,225	1,159,265	2,787,854

* Indicates properties in which we hold a leasehold interest.
(1)

Represents the square feet at each building under lease as specified in existing customer lease agreements plus management’s estimate of space available for lease to customers based on engineers’ drawings and other factors, including required data center support space (such as mechanical, telecommunications and utility rooms) and building common areas. Total NRSF at a given facility includes the total operating NRSF, pre-stabilized NRSF and total development NRSF, but excludes our office space at a facility and our corporate headquarters.

(2)

Represents the NRSF at each operating facility that is currently occupied or readily available for lease as data center space. Both occupied and available data center NRSF includes a factor to account for a customer’s proportionate share of the required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

(3)

Represents the NRSF at each operating facility that is currently occupied or readily available for lease as space other than data center space, which is typically space offered for office or light-industrial uses.

(4)

Represents the monthly contractual rent under existing commenced customer leases as of March 31, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement.

(5)

Includes customer leases that have commenced and are occupied as of March 31, 2013. The percent occupied is determined based on leased square feet as a proportion of total operating NRSF. The percent occupied for data center space, office and light industrial space, and space in total would have been 81.6%, 79.4%, and 81.1%, respectively, if all leases signed in current and prior periods had commenced.

(6)	Represents the NRSF at an operating facility currently occupied or readily available for lease. This excludes existing vacant space held for development and pre-stabilized NRSF.

(7)

Represents pre-stabilized NRSF of projects/facilities which have been recently developed and are in the initial lease-up phase. Effective January 1, 2013, new pre-stabilized projects/facilities are excluded from stabilized operating NRSF. Pre-stabilized projects/facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion.

(8)

Represents vacant space and entitled land in our portfolio that requires significant capital investment in order to develop into data center facilities as of March 31, 2013. Includes NRSF under construction for which substantial activities are ongoing to prepare the property for its intended use following development.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Leasing Statistics

Data Center Leasing Activity

				GAAP		GAAP
	Leasing	Number	Total	Annualized		Annualized	Rental	Cash	GAAP
	Activity	of	Leased	Rent per		Rent	Churn	Rent	Rent
	Period	Leases(1)	NRSF(2)	Leased NRSF		(000’s)	Rate(3)	Growth(4)	Growth(4)

New/expansion leases commenced	Q1 2013	89	39,376	$161		$6,320
	Q4 2012	100	21,372	137		2,924
	Q3 2012	92	39,991	146		5,851
	Q2 2012	83	16,998	195		3,315
	Q1 2012	61	30,698	241		7,385

New/expansion leases signed	Q1 2013	110	42,799	$119		$5,084
	Q4 2012	100	156,704	74	(5)	11,583
	Q3 2012	77	11,387	177		2,012
	Q2 2012	95	26,290	177		4,649
	Q1 2012	67	37,563	188		7,057

Renewal leases commenced	Q1 2013	80	47,598	$103		$4,887	1.1%	2.0%	21.6%
	Q4 2012	50	52,225	140		7,323	2.1%	11.7%	15.6%
	Q3 2012	69	18,332	164		3,012	1.1%	4.0%	9.1%
	Q2 2012	81	64,048	99		6,310	3.9%	1.0%	9.2%
	Q1 2012	67	15,433	170		2,624	1.4%	3.3%	12.5%

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before March 31, 2013. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(3)	Rental churn is calculated based on the annualized rental revenue of expired leases terminated in the period, compared with total annualized rental revenue at the beginning of the period.

(4)	Rent growth represents the increase in rental rates on renewed leases commencing during the period, as compared with the previous rental rates for the same space.

(5)

The GAAP Annualized Rent per Leased NRSF for new/expansion leases signed in Q4 2012 includes a 101,250 NRSF built-to-suit lease. Excluding this lease, the GAAP Annualized Rent per Leased NRSF for new/expansion leases signed in Q4 2012 would have been $151.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Leasing Statistics

Lease Expirations (total operating properties)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)(2)	Rent	NRSF(3)	($000)(4)	Expiration(5)
Available as of December 31, 2012(6)	-	323,755	20.5%	$-	-%	$-	$-	$-
2013	518	224,582	14.2	25,481	20.2	113.46	25,698	114.43
2014(7)	325	311,798	19.7	30,829	24.5	98.87	30,422	97.57
2015	216	122,138	7.7	20,176	16.0	165.19	21,444	175.57
2016	136	176,937	11.2	14,207	11.3	80.29	16,059	90.76
2017	105	146,683	9.3	18,064	14.3	123.15	21,710	148.01
2018	15	95,498	6.1	9,660	7.7	101.15	12,290	128.69
2019	3	80,708	5.1	1,617	1.3	20.04	1,788	22.15
2020	4	30,664	1.9	982	0.8	32.02	1,194	38.94
2021	9	18,155	1.1	2,060	1.6	113.47	2,876	158.41
2022	9	26,132	1.7	2,347	1.9	89.81	3,839	146.91
2023-Thereafter	5	23,314	1.5	590	0.4	25.31	661	28.35
Portfolio Total / Weighted Average	1,345	1,580,364	100.0%	$126,013	100.0%	$100.28	$137,981	$109.80

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the monthly contractual rent under existing commenced customer leases as of March 31, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement.

(3)	Annualized rent as defined above, divided by the square footage of leases expiring in the given year.
(4)

Represents the final monthly contractual rent under existing customer leases as of March 31, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes operating expense reimbursement, power revenue and interconnection revenue.

(5)

Annualized rent at expiration as defined above, divided by the square footage of leases expiring in the given year. This metric reflects the rent growth inherent in the existing base of lease agreements.

(6)	Excludes NRSF held for development or under construction.
(7)

Includes an office lease, which is an interim lease in place that expires on May 31, 2014. Upon the expiration of the interim lease and the substantial completion of tenant improvements by us, a new lease that has already been executed by both parties will commence. The new lease includes 119,729 NRSF with a ten-year term and a termination option at the end of year eight.

Lease Distribution

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of
	of	of All	NRSF of	Operating	Rent	Annualized
Square Feet Under Lease(1)	Leases(2)	Leases	Leases(3)	NRSF	($000)(4)	Rent
Available colocation(5)	-	-%	244,923	15.5%	$-	-%
Available office and light-industrial	-	-	78,832	5.0	-	-
Colocation NRSF Under Lease
5,000 or less	1,288	95.8	459,951	29.1	66,964	53.1
5,001 - 10,000	22	1.7	152,910	9.7	17,797	14.1
10,001 - 25,000	10	0.7	158,359	10.0	23,767	18.9
Greater than 25,000	2	0.1	61,614	3.9	7,085	5.6
Powered Shell	6	0.4	166,738	10.6	4,478	3.6
Office and light-industrial(6)	17	1.3	257,037	16.2	5,922	4.7
Portfolio Total	1,345	100.0%	1,580,364	100.0%	$126,013	100.0%

(1)	Represents all leases in our portfolio, including data center and office and light-industrial leases.

(2)

Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(3)

Represents the square feet at a building under lease as specified in the lease agreements plus management’s estimate of space available for lease to third parties based on engineers’ drawings and other factors, including required data center support space (such as mechanical, telecommunications and utility rooms) and building common areas.

(4)

Represents the monthly contractual rent under existing commenced customer leases as of March 31, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement.

(5)	Excludes NRSF held for development or under construction.

(6)

Excludes office and light-industrial space of 36,130 NRSF that is a component of colocation leases. The 36,130 NRSF of office and light-industrial space is leased to data center tenants as incremental space to their data center lease space.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Geographic Diversification and 10 Largest Customers

(in thousands, except NRSF data)

Geographic Diversification

Metropolitan Market	Percentage of Total Annualized Rent
Los Angeles	29.5%
San Francisco Bay	28.9
Northern Virginia	19.2
Chicago	8.3
Boston	8.0
New York	4.1
Miami	1.3
Denver	0.7
Total	100%

10 Largest Customers

As of March 31, 2013, our portfolio was leased to over 750 companies, many of which are globally recognized firms. The following table sets forth information regarding the ten largest customers in our portfolio based on annualized rent as of March 31, 2013:

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	Customer Industry	CoreSite Vertical	Locations	NRSF(1)	NRSF(2)	($000)(3)	Rent(4)	Months(5)
1	Technology	Digital Content & Multimedia	3	51,514	3.3%	$9,663	7.7%	46
2	Technology	Systems Integrators & Managed Services Providers	3	52,902	3.3	6,467	5.1	56
3	Technology	Digital Content & Multimedia	9	47,889	3.0	5,057	4.0	13
4	Government*(6)	Enterprises	1	141,774	9.0	4,011	3.2	22
5	Technology	Cloud & IT Service Providers	1	26,842	1.7	3,870	3.1	65
6	Technology	Systems Integrators & Managed Services Providers	3	22,820	1.4	3,627	2.9	54
7	Government	Enterprises	1	6,034	0.4	2,569	2.0	25
8	Telecommunications	Network & Mobility	2	11,670	0.7	2,540	2.0	26
9	Technology	Cloud & IT Service Providers	2	16,266	1.0	2,279	1.8	21
10	Financial	Enterprises	3	18,562	1.2	1,943	1.5	82
	Total/Weighted Average			396,273	25.0%	$42,026	33.3%	41

* Denotes customer using space for general office purposes.
(1)

Total occupied NRSF is determined based on contractually leased square feet for leases that have commenced on or before March 31, 2013. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(2)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio which, as of March 31, 2013, consisted of 1,580,364 NRSF.

(3)

Represents the monthly contractual rent under existing commenced customer leases as of March 31, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement.

(4)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2013, which was approximately $126.0 million.

(5)	Weighted average based on percentage of total annualized rent expiring calculated as of March 31, 2013.

(6)

The data presented represents an interim lease in place that expires in May 2014. Upon expiration of the interim lease and the substantial completion of building improvements by us, a new lease that has already been executed by both parties will commence. That lease includes 119,729 NRSF with a ten-year term and a termination option at the end of year eight.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Development Summary and Capital Expenditures

(in thousands, except NRSF data)

Completed Pre-Stabilized Data Center Projects as of March 31, 2013

Projects/Facilities(1)	Metropolitan Area	Completion	NRSF (1)	Cost	Percent Leased(2)
SV4	San Francisco Bay	Mar 2013	16,640	$13,261	0.0%
LA2	Los Angeles	Mar 2013	2,294	320	33.3%
LA2	Los Angeles	Mar 2013	8,122	652	50.0%
LA2	Los Angeles	Mar 2013	21,169	7,746	33.4%

Total completed pre-stabilized			48,225	$21,979	24.7%

(1)

These pre-stabilized projects/facilities are excluded from the stabilized operating NRSF information in the Operating Properties table. Pre-stabilized projects/facilities have been recently developed and are either less than 85% occupied or have been in service for less than 24 months.

(2)	Includes customer leases that have been signed as of March 31, 2013. The percent leased is determined based on leased square feet as proportion of total operating NRSF.

Data Center Projects Under Construction as of March 31, 2013

				Costs
Projects/Facilities	Metropolitan Area	Estimated Completion	NRSF(2)	Incurred to- date	Estimated Total (1)

SV4	San Francisco Bay	Q2 2013	14,857	$12,886	$13,000
BO1(3)	Boston	Q2 2013	23,663	7,490	8,000
CH1	Chicago	Q2 2013	20,240	5,060	5,200
NY2	New York	Q4 2013	65,000	29,369	85,000
SV5(4)	San Francisco Bay	Q4 2013	101,250	3,753	19,000
VA2	Northern Virginia	Q2 2014	50,000	8,454	60,000

Total under construction			275,010	$67,012	$190,200

(1)	Reflects management’s estimate of cost of completion based upon the actual cost at quarter-end, plus management’s estimate of the cost to complete construction.

(2)	NRSF reflects management’s estimate based on engineering drawings and required support space and is subject to change based on final demising of the space.

(3)	The 23,663 NRSF is 100% leased as of March 31, 2013 and has an expected lease commencement date in Q2 2013.

(4)	Represents 101,250 of pre-sold dedicated built-to-suit space that is 100% leased as of March 31, 2013 and has an expected lease commencement date in Q4 2013.

Capital Expenditures – Quarter Ended

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Recurring capital expenditures	$1,699	$2,064	$822	$622	$566
Development capital expenditures	57,136	31,986	23,181	16,757	16,052
Total	$58,835	$34,050	$24,003	$17,379	$16,618

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price as of March 31, 2013 / Liquidation Value	Market Value Equivalents
Common shares	21,381	$34.98	$747,907
Operating partnership units	25,361	$34.98	887,128
Liquidation value of preferred stock	4,600	$25.00	115,000
Total equity			1,750,035
Total debt			111,375
Total enterprise value			$1,861,410

Total debt to total enterprise value			6.0%
Total debt and preferred stock to total enterprise value			12.2%

Debt Summary (1)	Outstanding as of:

Instrument	Interest Rate(2)	Maturity Date	Maturity Date with Extension	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
SV1 - mortgage loan	3.70%	10/9/2014	N/A	$59,375	$59,750	$60,000	$60,000	$60,000
Senior credit facility(3)	2.20%	1/3/2017	1/3/2018	52,000	-	62,750	54,750	40,250
VA1 - mortgage loan				-	-	31,615	31,699	31,782
Total Consolidated Debt				$111,375	$59,750	$154,365	$146,449	$132,032

Weighted average interest rate	3.00%
Floating rate vs. fixed rate debt				100% / 0%	100% / 0%	59% / 41%	55% / 45%	51% / 49%

(1)	See the most recent filed Form 10-K or 10-Q for information on specific debt instruments.

(2)	Each debt instrument’s interest rate is based on LIBOR at March 31, 2013, plus applicable spread.

(3)

On January 3, 2013, the Company amended and restated its revolving credit facility, which among other things, extended the maturity date and increased the availability from $225.0 million to $355.0 million. The new credit facility is unsecured, compared to the prior facility which was secured by five assets.

Debt Maturities

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended:

	March 31, 2013	December 31, 2012	March 31, 2012
Interest expense and fees	$962	$1,304	$1,253
Amortization of deferred financing costs	420	374	436
Capitalized interest	(943)	(364)	(671)
Total interest expense	$439	$1,314	$1,018

Debt Covenants

	Revolving Credit Facility
	Required Compliance	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Fixed charge coverage ratio	Greater than 1.75x	7.6x	12.1x	18.3x	15.8x	14.9x
Total indebtedness to gross asset value	Less than 60%	9.6%	7.6%	12.7%	13.0%	13.1%
Secured debt to gross asset value	Less than 40%	4.2%	5.2%	NA	NA	NA
Unhedged variable rate debt to gross asset value	Less than 30%	7.9%	5.2%	4.9%	4.6%	3.7%

Facility availability		$355,000	$355,000	$202,500	$202,500	$202,500
Borrowings outstanding		(52,000)	-	(62,750)	(54,750)	(40,250)
Outstanding letters of credit		(8,540)	(8,540)	(8,620)	(8,620)	(8,620)
Current availability		$294,460	$346,460	$131,130	$139,130	$153,630

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

2013 Guidance

(in thousands, except per share amounts)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Further, the guidance does not include the impact of any future financing, investment or disposition activities. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:

	Low	High
Net income attributable to common shares	$0.37	$0.47
Real Estate depreciation and amortization	1.35
FFO	$1.72	$1.82

Projected operating results:
Total operating revenues	$237,000	$247,000
General and administrative expenses	$28,000	$30,000
Adjusted EBITDA	$105,000	$110,000

Significant guidance drivers:
Rental churn rate per quarter	1%	2%
Cash rent growth on data center renewals	4%	7%
Development capital expenditures	$200,000	$225,000
Recurring capital expenditures	$4,000	$8,000

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Appendix

This document includes certain non-GAAP financial measures that management believes are  helpful in understanding our business, as further described below. Our definition and calculation  of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable.  The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP.

Definitions

Funds From Operations “FFO” – is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Appendix

Adjusted Funds From Operations “AFFO” – is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities.  AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO:

1.              Plus: Amortization of deferred financing costs

2.              Plus: Non-cash compensation

3.              Plus: Non-real estate depreciation

4.              Plus: Below market debt amortization

5.              Less: Straight line rents adjustments

6.              Less: Above and below market leases

7.              Less: Maintenance capital investment

8.              Less: Tenant improvement capital investment

9.              Less: Capitalized leasing commissions

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO.  AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation settlement expense to EBITDA as well as adjusting for the impact of gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended March 31, 2013

Thank You

1050 17th Street
Suite 800
Denver, CO 80265 USA

+1 866.777.CORE
+1 303.405.1000

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Info@CoreSite.com